UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report: September 16, 2024

Archer Aviation Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39668	85-2730902
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 W. Tasman Drive
San Jose, CA	95134
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 650-272-3233
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ACHR	New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	ACHR WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Pursuant to Archer Aviation Inc.’s (the “Company”) shelf registration statement on Form S-3 (File No. 333-279289), which was declared effective by the U.S. Securities and Exchange Commission on May 16, 2024, including the prospectus supplement dated September 16, 2024, and accompanying prospectus, the Company will issue up to $5,000,000 of shares of the Company’s Class A common stock, par value $0.0001 per share (“Class A common stock”) in satisfaction of payment to a service provider for services rendered (the “Vendor Shares”). The Company entered into a legal fee and retainer letter with the service provider on September 16, 2024, providing for the issuance of the Vendor Shares. A copy of the opinion of Fenwick & West LLP relating to the validity of the Vendor Shares is filed herewith as Exhibit 5.1.

The number of Vendor Shares to be issued will be equal to the dollar amount due to the service provider on the relevant payment date, divided by the volume weighted average trading price for a share of Class A common stock during the five (5) consecutive trading day period ending on (and including) the last trading date prior to the applicable payment date (as adjusted for any share splits, reverse splits, share dividends, rights issuances, subdivisions, reorganizations and recapitalization).

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
5.1	Opinion of Fenwick & West LLP.
23.1	Consent of Fenwick & West LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHER AVIATION INC.
Date: September 17, 2024
	By:	/s/ Eric Lentell
	Name:	Eric Lentell
	Title:	General Counsel and Secretary